Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Herc Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

	Equity	Depositary Shares, representing Preferred Stock	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

	Other	Warrants	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

	Other	Subscription Rights	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

	Other	Units	Rule 456(b) and Rule 457(r)(4)	(1)(2)	(1)(2)	(1)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A
(1)

Not specified as to each class of securities to be registered pursuant to General Instruction II.E of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)

This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Herc Holdings Inc. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to securities that are registered and available for sale under this registration statement. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.